UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 21, 2014, Dr. Larry Hsu retired from his positions as President and Chief Executive Officer at Impax Laboratories, Inc. (the “Company”) and the Company’s board of directors (the “Board”) accepted Dr. Hsu’s resignation as President and Chief Executive Officer of the Company.

(c) On April 21, 2014, the Board appointed G. Frederick Wilkinson as President and Chief Executive Officer of the Company, effective as of April 29, 2014 (the “Effective Date”).

Mr. Wilkinson, age 57, has served as President of Actavis Specialty Brands, of Actavis plc (“Actavis”), a publicly traded global specialty pharmaceutical company, since October 2009. Prior to joining Actavis, Mr. Wilkinson served as President and Chief Operating Officer from 2006 to February 2009 at Duramed Pharmaceuticals, Inc., a formerly Nasdaq listed pharmaceutical company subsequently acquired by Teva Pharmaceutical Industries Ltd., and as President and Chief Executive Officer at Columbia Laboratories, Inc., a Nasdaq listed proprietary drug development company, from 2001 to 2006. Mr. Wilkinson also served in various Senior Vice President positions and as Chief Operating Officer at Watson Pharmaceuticals, Inc. (now Actavis) from 1996 to 2001. Prior to such time, Mr. Wilkinson spent 16 years in various senior management positions of increasing responsibility at Sandoz Pharmaceutical Corporation (now the generic pharmaceuticals division of Novartis AG).

(e) In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Wilkinson and the Company entered into an Employment Agreement dated April 21, 2014 (the “Employment Agreement”). The initial term of the Employment Agreement expires on April 29, 2016, unless further extended or earlier terminated as provided in the Employment Agreement. The Employment Agreement automatically renews for single one-year periods unless either party provides at least 90 days written notice of non-renewal prior to the end of the applicable term or unless it is terminated earlier. Pursuant to the Employment Agreement, the Board will appoint Mr. Wilkinson as a member of the Board at the first regularly scheduled Board meeting following his commencement of employment as President and Chief Executive Officer of the Company.

Under the Employment Agreement, Mr. Wilkinson will receive an annual base salary of $850,000, subject to increase, or decrease (only if salary decreases are concurrently implemented across the senior executives of the Company), as determined by the Board or the Company’s compensation committee. Mr. Wilkinson is also eligible to participate in the Company’s management bonus program. His eligibility for a 2014 bonus is targeted at 100% of his base salary and up to 150% of his base salary based on the attainment of goals established in writing by the Board or the Company’s compensation committee. Under the Employment Agreement, Mr. Wilkinson will receive an initial grant award of 150,000 shares of the Company’s restricted stock (the “Initial Restricted Stock Award”). The Initial Restricted Stock Award will vest as to one-third of the underlying shares on each of the first three six-month anniversaries of the Effective Date, subject to Mr. Wilkinson’s continued employment with the Company on such vesting date. Further, Mr. Wilkinson will also receive an award of 375,000 shares of performance based restricted stock (the “Additional Restricted Stock Award”) that will vest in three tranches based upon continued service by Mr. Wilkinson to the Company and the achievement of certain performance criteria as set forth in the Employment Agreement. The Additional Restricted Stock Award will vest in accordance with the vesting schedule and terms set forth in the Employment Agreement.

The Employment Agreement provides for severance payments and benefits if (i) Mr. Wilkinson resigns for Good Reason (as defined in the Employment Agreement) or (ii) the Company terminates Mr. Wilkinson’s employment without Cause (as defined in the Employment Agreement) of (A) the sum of (x) the balance of the base salary due under the Employment Agreement or two times his base salary as then in effect, whichever is greater, plus (y) an amount equal to two times the average of the annual cash bonus awards received by Mr. Wilkinson for all fiscal years during the term of the Employment Agreement; (B) a pro rata portion of his cash bonus award for the fiscal year in which the termination occurs; (C) continuation of benefits for 24 months from the termination date; and (D) acceleration by 12 months of all of Mr. Wilkinson’s unvested stock options and restricted stock, with such stock options remaining exercisable for 12 months following his termination date. The Employment Agreement also provides for severance payments and benefits if (a) Mr. Wilkinson resigns for Good Reason within 60 days preceding or 12 months following a Change in Control (as defined in the Employment Agreement), (b) the Company terminates Mr. Wilkinson’s employment without Cause within 60 days preceding or 12 months following a Change in Control or (c) the employment term expires or is not renewed by the Company and Mr. Wilkinson’s employment is then terminated without Cause within 12 months following the Change in Control of: (1) the sum of (x) the balance of the base salary due under the Employment Agreement or two and one half times his base salary as then in effect, whichever is greater, plus (y) an amount equal to two and one half times the average of the annual cash bonus awards received by Mr. Wilkinson for all fiscal years during the term of the Employment Agreement; (2) a pro rata portion of his cash bonus award for the fiscal year in which the termination occurs; (3) continuation of benefits for 24 months from the termination date; and (4) acceleration of all of Mr. Wilkinson’s unvested stock options and restricted stock, with such stock options remaining exercisable for 12 months following his termination date.

The Employment Agreement requires Mr. Wilkinson to maintain the confidentiality of information relating to the Company during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of Employment Agreement.  The foregoing is a summary description of the terms and conditions of the Employment Agreement and is qualified in its entirety by the text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Employment Agreement dated April 21, 2014 by and between G. Frederick Wilkinson and Impax Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2014	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance and Chief Financial Officer

Exhibit No.	Description

10.1	Employment Agreement dated April 21, 2014 by and between G. Frederick Wilkinson and Impax Laboratories, Inc.